Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-212641 on Form S-4 of Prudential Bancorp, Inc. and subsidiary (the “Company”) and in this Form 8-K/A of the Company, our report dated April 6, 2016, relating to the audited consolidated financial statements of Polonia Bancorp, Inc. as of December 31, 2015, and for the year then ended, which appears in the Form S-4 Registration Statement of the Company filed with the SEC on July 22, 2016.

Cranberry Township, Pennsylvania

March 17, 2017